Exhibit 10.18

MODIFICATION OF SUBORDINATE MORTGAGE NOTE

THIS MODIFICATION OF SUBORDINATE MORTGAGE NOTE (this “Modification”) made as of the 24th day of January, 2012 between SIGNATURE BANK, a New York banking corporation having an office at 68 South Service Road, Melville, New York 11747 (the “Lender”) and 250 WEST 57TH ST. ASSOCIATES L.L.C., a New York limited liability company having an office at c/o Malkin Holdings LLC, 60 East 42nd Street, New York, New York 10165 (the “Borrower”).

W I T N E S S E T H :

WHEREAS, on October 15, 2009 the Lender made a loan available to the Borrower in the principal amount of Twenty One Million and 00/100 Dollars ($21,000,000.00) (the “Loan”) as evidenced by a Subordinate Mortgage Note dated October 15, 2009 from the Borrower to the Lender in the principal amount of Twenty One Million and 00/100 Dollars ($21,000,000.00) (the “Note”), which Note was secured by, among other things, a Subordinate Mortgage dated as of October 15, 2009 from the Borrower to the Lender covering premises in New York, New York as more fully described therein (the “Mortgage”);

WHEREAS, the Borrower has requested that the Lender modify the terms of the Note to which the Lender has agreed provided, among other things, that the Borrower enters into this Modification;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1. All capitalized terms not defined herein shall have the meaning set forth in the Note.

2. The third paragraph on page 1 of the Note is hereby amended to read in its entirety as follows:

“Until the interest rate on this Note is fixed as set forth below, amounts outstanding under this Note shall bear interest at an annual rate equal at all times to the greater of (i) four and one quarter of one percent (4.25%) or (ii) one percent (1%) plus the Prime Rate of the Payee (the “Variable Rate”). The “Prime Rate” is the rate established from time to time by the Payee as its “Prime Rate”. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Such annual rate will change on the effective date of any change in the Prime Rate. The Payee will not be obligated to notify the Maker of any change in the Prime Rate.”

3. The paragraph regarding interest rate Option A on page 1 of the Note is hereby amended to read in its entirety as follows:

“Option A: The greater of (i) four and three quarters of one percent (4.75%) or (ii) 300 basis points in excess of the weekly average yield on United States Treasury Securities adjusted to a maturity closest to the Maturity Date as most recently made available by the Federal Reserve Board as of thirty (30) days prior to the effective date of the fixing of the interest rate. If the Maker elects Option A, the Maker shall be subject to the payment of prepayment fees as set forth below.”

4. The paragraph regarding interest rate Option B on page 2 of the Note is hereby amended to read in its entirety as follows:

“Option B: The greater of (i) five percent (5.00%) or (ii) 300 basis points in excess of the weekly average yield on United States Treasury Securities adjusted to a maturity closest to the Maturity Date as most recently made available by the Federal Reserve Board as of thirty (30) days prior to the effective date of the fixing of the interest rate. If the Maker elects Option B, the Maker may prepay this Note during the term of this Note without any prepayment fees.”

5. The obligation of the Lender to enter into this Modification is subject to the following:

(a) Receipt by the Lender of a fully executed counterpart of this Modification from the Borrower;

(b) Receipt by the Lender and the Lender’s counsel of a title search of the Premises, prepared at the Borrower’s expense, which discloses no liens or encumbrances to the title of the Premises (other than those set forth in the title policy issued to the Lender which insured the lien of the Mortgage) and which shall otherwise be satisfactory to the Lender and the Lender’s counsel;

(c) The Borrower shall pay all expenses associated with this Modification including the reasonable legal fees and expenses of the Lender’s counsel and the costs of the title search; and

(d) The Lender shall have received such other documents or information as it may reasonably request.

6. The Borrower hereby represents and warrants to the Lender that:

(a) Each and every of the representations and warranties set forth in the Loan Documents are true as of the date hereof and with the same effect as though made on the date hereof, and are hereby incorporated herein in full by reference as if fully restated herein in their entirety;

(b) No default or event of default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a default or event of default, now exists or would exist under any document evidencing and security the Loan (each a “Loan Document” and collectively, the “Loan Documents”) after giving effect hereto;

(c) No defense, offset, claim or counterclaim exists under the Note or any other Loan Document and, to the extent same exists without the knowledge of the Borrower, said defense, offset, claim or counterclaim is hereby waived; and

(d) As of the effective date of this Modification, there is outstanding on the Note the principal sum of Five Million Nine Hundred Thirty Four Thousand Six Hundred Fifteen and 83/100 Dollars ($5,934,615.83) and there is yet to be advanced the principal sum of Fifteen Million Sixty Five Thousand Three Hundred Eighty Four and 17/100 Dollars ($15,065,384.17).

7. The Borrower hereby further represents and warrants to the Lender that: (i) the Borrower is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (ii) there has been no change to the articles of organization or operating agreement previously delivered to the Lender, (iii) the Borrower has the power and authority to own its assets and to transaction the business in which it engages, (iv) the execution, delivery and performance by the Borrower of this Modification is within its power and has been duly authorized by all necessary action, and do not and will not (a) require any consent or approval of its members or manager(s) which has not be obtained or (b) contravene its articles of organization or operating agreement, (v) the individual executing this Modification on behalf of the Borrower has the requisite power and authority to execute and deliver this Modification and this Modification has been duly executed and delivered by a member or other representative authorized to execute and deliver this Modification, (vi) the Borrower is not subject to any legal or contractual restrictions on its ability to enter into this Modification, and (vii) the Borrower agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Modification.

8. It is expressly understood and agreed that all collateral security for the Note, including, without limitation, the Mortgage, is and shall continue to be collateral security for the Note as herein modified. Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that each document and instrument executed by the Borrower pursuant to the Note continues in full force and effect, is hereby ratified and confirmed and is and shall continue to be applicable to the Note (as herein modified).

9. The modification set forth herein is limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any term or condition of the Note, the Loan Documents or any of the documents referred to therein, or (b) prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Note, the Loan Documents or any documents referred to therein. Whenever the Note is referred to in the Note, the Loan Documents or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Note as modified hereby.

10. Except as hereby modified, the Note is in all respects, ratified and confirmed and the terms and provisions set forth therein shall continue to remain in full force and effect.

11. This Modification shall be governed by, and construed in accordance with, the laws of the State of New York.

12. Notwithstanding that this Modification has been executed on the day and year first above written, this Modification shall be effective as of January 10, 2012 and the monthly payments based on the new interest rate set forth in this Modification shall be effective commencing with the payment due February 10, 2012.

13. This Modification may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

-Signatures on Following Page-

IN WITNESS WHEREOF the parties hereto have executed this Modification as of the day and year first above written.

SIGNATURE BANK

By:	/s/ John Zieran
Name:	John Zieran
Title:	Senior Vice President

250 WEST 57TH ST. ASSOCIATES L.L.C.

By:	/s/ Peter L. Malkin
Name:	Peter L. Malkin
Title:	Member

STATE OF NEW YORK	)
) ss.:
COUNTY OF SUFFOLK	)

On the 19 day of January in the year 2012, before me, the undersigned, personally appeared John Zieran, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Amy Hecht
Notary Public

Amy F. Hecht Notary Public, State of New York No. 02HE494xxxx Qualified in Suffolk County Commission Expires November 14, 2014

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 13th day of January in the year 2012, before me, the undersigned, personally appeared Peter L. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Judy H. Love
Notary Public

Judy H. Love Notary Public, State of New York No. 01LO467xxxx Qualified in Queens County Commission Expires 11/17/2014